Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



TO:  Pacificap Entertainment Holdings, Inc.


     As independent registered public accounting firm, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated March 31, 2005 relating to the consolidated financial statements of Pacificap Entertainment Holdings, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                                    /s/RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                       ----------------------------------------
                                       Russell Bedford Stefanou Mirchandani LLP


McLean, Virginia
May 13, 2005